Exhibit 10.4

WAIVER

This Waiver, dated as of November 3, 2025 (the “Waiver”), is made by BCR8V LLC, a Delaware limited liability company (“Lender”) in favor of Beyond Air, Inc., a Delaware corporation (“Borrower”, and together with Lender, the “Parties”, and each, a “Party”).

WHEREAS, the Parties have entered into a Loan and Security Agreement dated as of November 1, 2024 but effective as of October 4, 2024 (as amended and restated on November 3, 2025, the “Agreement”); and

WHEREAS, pursuant to Section 11.01 of the Agreement, waivers or amendments of any provision of the Agreement shall not be effective unless in writing signed by each of the Parties.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Waiver have the respective meanings assigned to them in the Agreement.

2. Waiver and Reduced Warrant Exercise Price. As of the Effective Date (defined below), the prohibition on creating, incurring, assuming or suffering to exist any Indebtedness secured by a Lien on the Collateral under the provisions of Section 6.01 of the Agreement is hereby waived solely to permit the Company to issue a secured note to Streeterville Capital, LLC (“Streeterville”) in the original principal amount of $12,050,000.00 (the “Note” and together with the Agreement, the “Loan Documents”), with both the Agreement and the Note secured by the Collateral, and the security interests held by Streeterville in the Collateral to be held jointly for the benefit of both Streeterville and Lender, with any benefits and economics derived from such Collateral shared between Streeterville and Lender with equal priority on the basis and subject to the terms and conditions set forth in an Intercreditor Agreement dated as of the Effective Date between Streeterville and the Lender. In consideration for Lender’s entry into this Waiver, the Company shall reduce the exercise price of the outstanding Warrants issued to the Lender or its assignees on the Closing Date to $1.95 per share, effective as of the Effective Date.

3. Effectiveness of Waiver; Limited Effect; No Modifications. This Waiver will become effective the date first written above (the “Effective Date”). The waiver set forth above shall be limited precisely as written and relates solely to the provisions of Section 6.01 of the Agreement in the manner and to the extent described above, and nothing in this Waiver shall be deemed to constitute a waiver of compliance by either Party with respect to any other term, provision, or condition of the Agreement or any other instrument or agreement referred to therein. Nothing contained in this Waiver will be deemed or construed to amend, supplement, or modify the Agreement or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

4. Miscellaneous.

(a) THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE. In the event a dispute shall arise between the parties to this AGREEMENT, it is hereby agreed that the dispute shall be SUBJECT TO ARBITRATION IN NASSAU COUNTY, NEW YORK in accordance with AMERICAN ARBITRATION ASSOCIATION Rules of Arbitration. The arbitrator’s decision shall be final and binding and judgment may be entered thereon.

(b) This Waiver shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns.

(c) The headings in this Waiver are for reference only and do not affect the interpretation of this Waiver.

(d) This Waiver may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Waiver electronically shall be effective as delivery of an original executed counterpart of this Waiver.

(e) This Waiver constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(f) Each Party shall pay its own costs and expenses in connection with this Waiver (including the fees and expenses of its advisors, accountants, and legal counsel).

[signature page follows immediately]

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IN WITNESS WHEREOF, the Parties have executed this Waiver [as of/on] the date first written above.

BCR8V LLC

By	/s/ Robert Carey
Name:	Robert Carey
Title:	Panel Member

BEYOND AIR, INC.

By	/s/ Douglas Larson
Name:	Douglas Larson
Title:	Chief Financial Officer

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